UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices (Zip Code)

(541) 385-6205

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

            On September 30, 2011, Registrant’s Audit and Enterprise Risk Management Committee asked for proposals from various independent registered public accounting firms (including Delap LLP, Registrant’s current independent auditor)  to serve as Registrant’s independent auditing firm for fiscal 2012.  Responses to the RFP were due on October 31, 2011.  On October 31, Delap LLP advised Registrant that it would not submit a response to the RFP, thereby declining to stand for reappointment as Registrant’s independent auditing firm following completion of the audit of the 2011 financial statements.  Delap did provide Registrant with a proposal to provide certain non-audit services in the future.  Registrant also received responses to the RFP from five independent registered public accounting firms.  Registrant’s Audit and Enterprise Risk Management Committee is reviewing the responses to the RFP and intends to appoint a successor in the near future.

During the two preceding fiscal years and the interim period from January 1, 2011 through October 31, 2011, there were no disagreements on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures between Delap LLP and Registrant which, if not resolved to the satisfaction of Delap LLP, would have caused Delap LLP to make reference to the subject matter of the disagreement in its reports described below. The opinion of Delap LLP on the Registrant's consolidated financial statements as of and for the year ended December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  The opinion of Delap LLP on the Registrant's consolidated financial statements as of and for the year ended December 31, 2009 contained a separate paragraph regarding a going concern uncertainty.   The opinion of Delap LLP on the Registrant's internal control over financial reporting as of December 31, 2010 stated that the Registrant had not maintained effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).    The material weakness identified by the Registrant and Delap LLP as of December 31, 2010 was discussed by Delap LLP with the Registrant’s Audit and Enterprise Risk Management Committee.  The opinion of Delap LLP on the Registrant's internal control over financial reporting as of December 31, 2009 stated that the Registrant had maintained effective internal control over financial reporting as of December 31, 2009, based on the COSO criteria.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C)           Exhibits

16           Letter from Delap LLP re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned; hereunto duly authorized this 4th day November, 2011.

CASCADE BANCORP.

BY:	/s/ Patricia L. Moss
Patricia L. Moss, President and Chief Executive Officer